Exhibit 99.1

Joe Diaz	Beth Kaplan
Investor Relations, Lytham Partners	Public Relations Director, Accuray
+1 (602) 889-9700	+1 (408) 789-4426
diaz@lythampartners.com	bkaplan@accuray.com

Accuray Reports Fiscal 2020 Third Quarter Financial Results

SUNNYVALE, Calif., April 28, 2020 — Accuray Incorporated (NASDAQ: ARAY) today reported its financial results for the third quarter of fiscal 2020 ended March 31, 2020.

Recent Company Highlights

•	Gross orders increased 27% year-over-year to $106.0 million, including 11 orders from China
•	Net orders of $76.7 million, an increase of 28% year-over-year
•	Total backlog increased 15% year-over-year to $569.9 million
•	Net revenue of $99.5 million, net income of $2.6 million, Adjusted EBITDA of $11.3 million

“Despite the economic upheaval around the world, Accuray, from an operational standpoint, had a solid third fiscal quarter,” commented Joshua H. Levine, president and chief executive officer of Accuray. “Gross orders increased 27% year-over-year to $106 million compared to $84 million in the comparable quarter last year. Order momentum was evident in all but one of our regions. The Americas delivered its third consecutive quarter of double-digit or higher, year-over-year revenue growth. Gross orders in Europe, the Middle East and Asia increased 15% on a year-over-year basis. Our sales team did a great job in generating new orders during the third quarter.”

“Revenue in the third quarter totaled $99.5 million, despite seeing our revenue conversion timing impacted by the COVID-19 pandemic in the month of March, when travel restrictions and lockdowns in certain markets went into effect. As a result, we view the impact to revenue conversion of certain orders during the quarter as ‘timing related’.”

Mr. Levine continued, “In China, we booked 11 new orders across both Type A and B products, 7 of which were through our China joint venture. We are pleased with the progress that the joint venture has made both commercially and operationally.”

“We ended the quarter with cash, cash equivalents, and short-term restricted cash totaling $92 million. We remain very focused on cash flow management in this current environment and have taken actions to reduce cash operating expenses without impacting the future commercial trajectory of the business or our ability to service our customers.”

Fiscal Third Quarter Results

Gross orders totaled $106.0 million compared to $83.6 million for the same prior fiscal year period. Backlog as of March 31, 2020 was $569.9 million, an increase of 15 percent compared the same prior fiscal year period.

Total net revenue was $99.5 million compared to $103.2 million for the same prior fiscal year period. Product revenue totaled $45.5 million compared to $46.5 million in the same prior fiscal year period, while service revenue totaled $54.0 million compared to $56.8 million in the same prior fiscal year period.

Total gross profit for the fiscal 2020 third quarter was $39.1 million, or 39.3 percent of net revenue, comprised of product gross margin of 39.4 percent of product revenue and service gross margin of 39.3 percent of service revenue. This compares to total gross profit of $40.5 million, or 39.2 percent of net revenue, comprised of product gross margin of 41.5 percent of product revenue and service gross margin of 37.3 percent of service revenue for the prior fiscal year third quarter.

Operating expenses were $31.2 million, a decrease of 17 percent compared to $37.6 million in the prior fiscal year third quarter.

Net income was $2.6 million, or $0.03 per share, compared to a net loss of $1.2 million, or $(0.01) per share, for the same prior fiscal year period.

Adjusted EBITDA for the third quarter of fiscal 2020 was $11.3 million, compared to $6.7 million in the same prior fiscal year period.

Cash, cash equivalents and short-term restricted cash were $91.6 million as of March 31, 2020, compared to $99.1 million as of December 31, 2019.

Fiscal Nine Months Results

For the nine months ended March 31, 2020, gross product orders totaled $283.0 million compared to $245.2 million for the same prior fiscal year period. Ending product backlog was $569.9 million, approximately 15 percent higher than backlog at the end of the prior fiscal year third quarter.

Total net revenue for the nine months ended March 31, 2020 was $288.0 million, a decrease of 4 percent compared to $301.4 million in the same prior fiscal year period. Product revenue for the nine months ended March 31, 2020 totaled $126.9 million compared to $136.0 million in the same prior fiscal year period, while service revenue totaled $161.1 million, compared to $165.3 million in the same prior fiscal year period.

Total gross profit for the nine months ended March 31, 2020 was $110.0 million, or 38.2 percent of net revenue, comprised of product gross margin of 41.9 percent of product revenue and service gross margin of 35.2 percent of service revenue.  This compares to total gross profit of $116.7 million, or 38.7 percent of net revenue, comprised of product gross margin of 40.6 percent of product revenue and service gross margin of 37.2 percent of service revenue for the same prior fiscal year period.

Operating expenses for the nine months ended March 31, 2020 were $102.7 million, a decrease of 14 percent compared to $119.4 million in the same prior fiscal year period.

Net income was $4.0 million, or $0.04 per share, for the nine months ended March 31, 2020, compared to a net loss of $15.0 million, or $(0.17) per share, for the same prior fiscal year period. Net income included a non-cash, special gain of $13.0 million related to the value of the company’s capital contribution to its China joint venture in exchange for the company’s 49% equity interest in the joint venture. This gain was recorded as non-operating, other income in the second quarter of fiscal 2020.

Adjusted EBITDA for the nine months ended March 31, 2020 was $17.4 million, compared to $14.8 million in the same prior fiscal year period.

Withdrawal of 2020 Financial Guidance

Given the continued evolution of the COVID-19 pandemic and the uncertainty surrounding its impact on the global economy and the healthcare industry, Accuray believes it is prudent to withdraw its previous full fiscal year 2020 financial guidance regarding revenue and adjusted EBITDA. The company is carefully monitoring the pandemic and the impact on its business; however, given the uncertainty regarding the pandemic’s spread, duration, and impact, the company is currently unable to predict the extent to which the COVID-19 pandemic will impact its future operations and financial results.

Conference Call Information

Accuray will host a conference call beginning at 1:30 p.m. PT/4:30 p.m. ET today to discuss results for the third fiscal quarter as well as recent corporate developments. Conference call dial-in information is as follows:

•	U.S. callers: (877) 270-2148

•	International callers: (412) 902-6510
•	Conference ID Number (U.S. and international): 10142781

Individuals interested in listening to the live conference call via the Internet may do so by logging on to Accuray’s website, www.accuray.com. In addition, a taped replay of the conference call will be available beginning approximately one hour after the call’s conclusion and available for seven days. The replay telephone number is (877) 344-7529 (USA) or (412) 317-0088 (International), Conference ID: 10142781. An archived webcast will also be available at Accuray’s website until Accuray announces its results for the fourth quarter of fiscal 2020.

Use of Non-GAAP Financial Measures

Accuray has supplemented its GAAP net loss with a non-GAAP measure of adjusted earnings before interest, taxes, depreciation, amortization and stock-based compensation (“adjusted EBITDA”).  The calculation of adjusted EBITDA also excludes certain non-recurring, irregular and one-time items, including the non-cash, special gain related to Accuray’s capital contribution to the China joint venture, a one-time accounts receivable impairment charge and costs associated with a one-time cost savings initiative and a non-cash reversal of deferred rent related to a lease termination. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the company and facilitates a meaningful comparison of results for current periods with previous operating results.  A reconciliation of GAAP net income/(loss) (the most directly comparable GAAP measure) to non-GAAP adjusted EBITDA is provided in the schedule below.

There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.  These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures.  Investors and potential investors should consider non-GAAP financial measures only in conjunction with Accuray’s consolidated financial statements prepared in accordance with GAAP.

About Accuray

Accuray Incorporated (Nasdaq: ARAY) develops, manufactures and sells radiotherapy systems that are intended to make cancer treatments shorter, safer, personalized and more effective, ultimately enabling patients to live longer, better lives. Our radiation treatment delivery systems in combination with fully-integrated software solutions set the industry standard for precision and cover the full range of radiation therapy and radiosurgery procedures. For more information, please visit www.accuray.com.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this press release relate, but are not limited, to the Company's future results of operations; expectations regarding the effect of the COVID-19 pandemic on the Company; the Company’s ability to reduce cash operating expenses; expectations related to the Company’s market opportunity in China as well as timing of recognition of revenue from China; and the Company's leadership position in radiation oncology innovation and technologies.  These forward-looking statements involve risks and uncertainties.  If any of these risk or uncertainties materialize, or if any of the Company's assumptions prove incorrect, actual results could differ materially from the results express or implied by these forward-looking statements.  These risks and uncertainties include, but are not limited to, risks related to the effect of the COVID-19 pandemic, or the perception of its effects, on the Company’s operations and the operations of its customers and suppliers; the Company's ability to achieve widespread market acceptance of its products, including new product offerings; the Company’s ability to effectively integrate and execute the joint venture; the Company’s ability to realize the expected benefits of the joint venture; risks and uncertainties related to future Type A and B license announcements in China; risks inherent in international operations; the Company's ability to effectively manage its growth; the Company's ability to meet the covenants under its credit facilities; the Company's ability to convert backlog to revenue; and such other risks identified under the heading "Risk Factors" in the Company's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the "SEC") on February 4, 2020 and as updated periodically with the Company's other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the Company at the time those statements are made and/or management's good faith belief as of that time with respect to future events.  The Company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

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Financial Tables to Follow

 Accuray Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
Gross Orders	$105,959	$83,571	$283,002	$245,154
Net Orders	76,652	59,786	205,537	153,899
Order Backlog	569,901	493,870	569,901	493,870
Net revenue:
Products	$45,527	$46,451	$126,892	$136,019
Services	54,021	56,770	161,059	165,349
Total net revenue	99,548	103,221	287,951	301,368
Cost of revenue:
Cost of products	27,573	27,169	73,661	80,755
Cost of services	32,842	35,586	104,314	103,888
Total cost of revenue	60,415	62,755	177,975	184,643
Gross profit	39,133	40,466	109,976	116,725
Operating expenses:
Research and development	11,164	12,913	37,569	40,442
Selling and marketing	11,106	12,903	35,699	41,078
General and administrative	8,894	11,769	29,396	37,880
Total operating expenses	31,164	37,585	102,664	119,400
Income (loss) from operations	7,969	2,881	7,312	(2,675)
Gain on equity investment	222	-	222	-
Other expense, net	(5,281)	(3,829)	(1,954)	(11,133)
Income/(loss) before provision for income taxes	2,910	(948)	5,580	(13,808)
Provision for income taxes	285	236	1,601	1,222
Net income/(loss)	$2,625	$(1,184)	$3,979	$(15,030)
Net income/(loss) per share - basic	$0.03	$(0.01)	$0.04	$(0.17)
Net income/(loss) per share - diluted	$0.03	$(0.01)	$0.04	$(0.17)
Weighted average common shares used in computing income/(loss) per share:
Basic	90,476	87,962	89,585	87,220
Diluted	90,855	87,962	90,429	87,220

Accuray Incorporated

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	March 31,	June 30,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$89,742	$76,798
Restricted cash	1,851	10,218
Accounts receivable, net	102,685	111,885
Inventories	136,277	120,823
Prepaid expenses and other current assets	21,267	24,205
Deferred cost of revenue	190	146
Total current assets	352,012	344,075
Property and equipment, net	16,302	17,122
Investment in joint venture	15,018	-
Goodwill	57,701	57,770
Intangible assets, net	720	679
Operating lease right-of-use assets	30,125	—
Other assets	18,111	18,535
Total assets	$489,989	$438,181
Liabilities and equity
Current liabilities:
Accounts payable	$26,530	$29,562
Accrued compensation	19,419	31,150
Operating lease liabilities, current	7,768	—
Other accrued liabilities	25,739	32,742
Customer advances	18,009	20,395
Deferred revenue	82,943	78,332
Total current liabilities	180,408	192,181
Long-term liabilities:
Long-term other liabilities	6,597	9,646
Deferred revenue	26,563	26,639
Operating lease liabilities, non-current	25,881	—
Long-term debt	190,663	159,844
Total liabilities	430,112	388,310
Equity:
Common stock	91	89
Additional paid-in capital	542,126	535,332
Accumulated other comprehensive loss	(779)	(10)
Accumulated deficit	(481,561)	(485,540)
Total equity	59,877	49,871
Total liabilities and equity	$489,989	$438,181

Accuray Incorporated

Reconciliation of GAAP Net Income (Loss) to Adjusted Earnings Before Interest, Taxes, Depreciation,

Amortization and Stock-Based Compensation (Adjusted EBITDA)

(in thousands)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
GAAP net income/(loss)	$2,625	$(1,184)	$3,979	$(15,030)
Depreciation and amortization	1,869	1,914	5,566	6,088
Stock-based compensation	2,016	2,880	5,865	7,779
Interest expense, net	4,513	3,857	13,396	11,042
Gain on contribution to equity method investment in joint venture (a)	—	—	(12,965)	—
Impairment charge (b)	—	—	—	3,707
Cost savings initiative (c)	—	—	—	998
Gain on lease termination (d)	—	(1,007)	—	(1,007)
Provision for income taxes	285	236	1,601	1,222
Adjusted EBITDA	$11,308	$6,696	$17,442	$14,799

(a) consists of non-cash gain related to the value of the Company’s capital contribution to the China joint venture.

(b) consists of a one-time accounts receivable impairment charge related to one customer.

(c) consists of costs associated with a staff reduction recorded in the fiscal second quarter of 2019.

(d) consists of a non-cash reversal of deferred rent related to a facility lease that was terminated.